Exhibit 10.51

THIRD AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this

“Amendment”), dated as of February 20, 2026, amends that certain Securities Purchase Agreement, dated August 20, 2025, by and among Eloxx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the entities listed on Exhibit A thereto, as amended by that certain Amendment to Securities Purchase Agreement, dated September 25, 2025, and that certain Second Amendment to Securities Purchase Agreement, dated December 11, 2025, by and among the Company and the Investors (as amended from time to time, the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

WHEREAS, pursuant to Section 8.14 of the Purchase Agreement, the Company and the Investors may amend or waive any term of the Purchase Agreement; and

WHEREAS, the Company and Investors now desire to amend the Purchase Agreement to, among other things, extend the outside date for the Third Tranche Closing and establish certain governance rights in connection with the Third Tranche Closing.

NOW THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

1.
Amendment of Section 2.3 of the Purchase Agreement. Section 2.3 of the Purchase Agreement is hereby amended and replaced in its entirety with the following:

“(a) Initial Closing. The Initial Closing for an aggregate amount of $1,000,000 of Securities occurred on August 15, 2025 (the “Initial Closing”). Following the Initial Closing, at any time prior to February 20, 2026, the Company may sell, on the same terms and conditions as those contained in this Agreement, up to $20,000,000 of Securities for cash consideration (the “New Money Investment”) and up to

$9,497,574.07 of Securities in consideration of the conversion of obligations (the “Loan Conversion”) under that certain Loan Agreement (as defined below), in the aggregate, at all Closings, including such amounts raised at the Initial Closing (the “Subsequent Closings” and each a “Subsequent Closing”). $15,000,000 of the New Money Investment shall be allocated to Coastlands Capital, LP or an Affiliate thereof (collectively, “Coastlands”). Up to $5,000,000 of the New Money Investment (the “SDMF Allocation”) shall be allocated to SDMF 4 LLC or an Affiliate thereof (collectively, “SDMF Fund”); provided, that, SDMF Fund shall only be entitled to the SDMF Allocation if all obligations under that certain Loan Agreement have been converted in full. The Subsequent Closing in which Coastlands purchases Securities resulting in receipt by the Company of proceeds of not less than $5,000,000 in the aggregate (including proceeds received in the Initial Closing) shall be referred to as the “First Tranche Closing.” The Subsequent Closing in which Coastlands purchases Securities resulting in receipt by the Company of proceeds of not less than $10,000,000 in the aggregate (including proceeds received in the Initial Closing and the First Tranche Closing) shall be referred to the “Second Tranche Closing.” The Subsequent Closing in which Coastlands purchases Securities resulting in receipt by the Company of proceeds of not less than $15,000,000 in the aggregate (including proceeds received in the Initial Closing, the First Tranche Closing and the Second Tranche Closing) shall be referred to as the “Third Tranche Closing.” The Second Tranche Closing shall be at the sole discretion of Coastlands, provided, however, it shall occur no later than December 15, 2025. The Third Tranche Closing shall be at the sole discretion of Coastlands, provided, however, it shall occur no later than March 13, 2026.

(b) Subsequent Debt Conversion. Reference is made to that certain Loan and Security Agreement, dated as of September 30, 2021, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 7, 2023, as amended by that certain Second Amendment to Loan and Security Agreement dated May 19, 2023, as amended by that certain Third Amendment to Loan and Security Agreement dated November 10, 2023, as amended by that certain Fourth Amendment to Loan and Security Agreement dated December 15, 2023, as amended by that certain Fifth Amendment to Loan and Security Agreement dated January 9, 2024, and as further amended by that certain sixth Amendment to Loan and Security Agreement dated July 10, 2024 (and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among the Company, SDMF Fund (as successor in interest to Hercules Capital, Inc.) and the Lenders (as defined in the Loan Agreement) party thereto. Pursuant to the terms of the Loan Agreement, SDMF Fund issued to the Company outstanding debt in the aggregate amount of $9,497,574.07, comprised of $8,366,261.25 aggregate principal amount of Term Loan Advances (as defined in the Loan Agreement),

$1,131,312.82 aggregate accrued and unpaid interest thereon (collectively, the “Outstanding Debt”). Subject to the terms and conditions set forth in this Agreement, the Company and SDMF Fund hereby acknowledge and agree that (i) upon the First Tranche Closing SDMF Fund will exchange $8,497,574.07 of the Outstanding Debt (the “Initial Conversion Amount”) for the Securities as set forth on Exhibit A (such transaction, the “Initial Conversion”) and (ii) upon the Third Tranche Closing, SDMF Fund will exchange all remaining amounts of the Outstanding Debt (the “Final Conversion Amount”) for Common Stock and/or Pre-Funded Warrants (such transaction, the “Final Conversion”); provided, that in the event of the Final Conversion in accordance with the terms of this Agreement, SDMF Fund agrees to waive any and all additional accrued and unpaid interest on the Final Conversion Amount.”

2.
Amendment of Section 5.11 of the Purchase Agreement. Section 5.11 of the Purchase Agreement is hereby amended and replaced in its entirety with the following:

“Section 5.11 Governance Matters.

(a)
Effective upon the Third Tranche Closing and until immediately prior to the effectiveness of the Company’s Registration Statement on Form S-1, Coastlands and SDMF Fund shall each have the right to designate one member of the Board of Directors.
(b)
Following the Third Tranche Closing and until immediately prior to the effectiveness of the Company’s Registration Statement on Form S-1 filed in connection with the listing of its Common Stock on a national securities exchange (the “Listing”), the Company will not, either directly or indirectly, effect any of the following acts or transactions without (in addition to any other vote required by law or the Amended and Restated Certificate of Incorporation) the prior written consent of Coastlands and SDMF (and any such act or transaction that has not been consented to by Coastlands and SDMF prior to such act or transaction being effected shall be null and void ab initio, and of no force or effect): (i) amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; (ii) increase or decrease the size of the

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Board of Directors or appoint or remove any member of the Board of Directors (except as provided in Section 5.11(a)); (iii) issue any shares of Common Stock or Common Stock Equivalents (other than in connection with the exercise or vesting of outstanding securities); (iv) amend the compensation of any executive officer of the Company; (v) consummate a Liquidation Event (as defined in the Amended and Restated Certificate of Incorporation), or effect any other merger, statutory conversion, transfer, domestication continuance, liquidation, dissolution, or wind up the business affairs of the Company, or consolidation; (vi) sell, assign, license, pledge or encumber any material asset (including intellectual property); or (vii) incur any indebtedness (other than ordinary course credit or trade payables incurred in the ordinary course of business); provided, that Coastlands and SDMF agree to consent to any act or transaction that is reasonably necessary to effect the Listing as reasonably determined by the Board of Directors.

3.
Miscellaneous Provisions.
(a)
Effectiveness of Amendment. This Amendment shall be effective as to all parties to the Purchase Agreement upon the execution of this Amendment by the Company and the Investors.
(b)
Full Force and Effect. Except as set forth in this Amendment, all the terms and provisions of the Purchase Agreement shall continue in full force and effect.
(c)
Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply
(d)
Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. Counterparts may be delivered in person, by facsimile, or by electronic delivery format.

[Signature Pages Follows]

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IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the respective dates set forth below.

COMPANY:

ELOXX PHARMACEUTICALS, INC.

By: /s/ Sumit Aggarwal Name: Sumit Aggarwal

Title: President and Chief Executive Officer

(Signature Page to Third Amendment to Securities Purchase Agreement)

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the respective dates set forth below.

INVESTOR:

COASTLANDS CAPITAL PARTNERS LP

By: /s/ Mark Shamia Name: Mark Shamia

Title: Chief Financial Officer

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the respective dates set forth below.

INVESTOR:

SDMF 4, LLC

By: /s/ Micah Simon Name: Micah Simon

Title: Managing Member

DOMICILIUM FUND III LP

By: /s/ Micah Simon Name: Micah Simon

Title: Managing Member

MSEK CHARLESTON, LLC

By: /s/ Micah Simon Name: Micah Simon

Title: Managing Member

BOLD STROKE INVESTMENTS, LLC

By: /s/ Micah Simon Name: Micah Simon

Title: Managing Member

BKJLAGG, LLC

By: /s/ Micah Simon Name: Micah Simon

(Signature Page to Third Amendment to Securities Purchase Agreement)Title: Managing Member

Exhibit A

[See attached]

Exhibit A

INVESTOR

[Intentionally Omitted]